Exhibit 99.1

La Quinta Holdings Inc. Appoints John Cantele As Chief Operating Officer

- Angelo Lombardi to Depart the Company -

IRVING, Texas (April 14, 2016) – La Quinta Holdings Inc. (NYSE: LQ) (the “Company” or “La Quinta”) announced today that John Cantele will be joining La Quinta as Executive Vice President and Chief Operating Officer effective April 25, 2016. Mr. Cantele will join the Company from Hyatt Hotels Corporation (NYSE: H) where he served as the Global Head, Select Hotels. Angelo Lombardi and the Company have mutually agreed that Mr. Lombardi will step down as the Company’s Executive Vice President and Chief Operating Officer, effective immediately.

“We are excited to add John to our leadership team,” said Keith A. Cline, President and Chief Executive Officer of La Quinta. “John has extensive experience across all aspects of select service hotels, both managed and franchised. He was instrumental in growing multiple select service brands at Hyatt where he used his entrepreneurial approach as a longtime owner/operator to help optimize brand distribution and implement significant operational enhancements. We are confident that John will be instrumental in advancing our strategy to optimize financial performance over the long-term by executing on our initiatives to drive an exceptional and consistent La Quinta guest experience.” Mr. Cline continued, “We are very grateful to Angelo for all of his passion, hard work, and dedication to helping grow the La Quinta brand, and we wish him well.”

Mr. Cantele was most recently Global Head, Select Hotels at Hyatt where he led the operations of Hyatt’s owned select service hotels, while also overseeing its franchised hotels operating under the Hyatt House, Hyatt Place and Summerfield Suites brands. In this role, Mr. Cantele was responsible for corporate operations, sales, revenue management, product design and planning, franchise development, and marketing. Prior to Hyatt, Mr. Cantele was with LodgeWorks Hotel Corporation where he oversaw all aspects of being a developer, an owner / operator and a franchisee of branded hotels throughout the United States. Early in his career, Mr. Cantele held positions with several hospitality brands including Guest Quarters Hotels, Residence Inn, and Summerfield Suites Hotels, serving in various roles, including Vice President of Operations as well as a front-line hotel general manager.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the management transition described herein as well as our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 880 properties representing approximately 87,400 rooms located in 48 states in the U.S., and in Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ HotelTM brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on our website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning – 646-277-1258

Jason Chudoba – 646-277-1249

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com